Exhibit 10.1

ASSET PURCHASE AND SALE AGREEMENT

This Asset Purchase and Sale Agreement (the “Agreement”) is dated as of December 31, 2021 and is by and among Universal Health Realty Income Trust, a Maryland real estate investment trust (the “Trust”), Universal Health Services, Inc., a Delaware corporation (“UHS”) and certain of its wholly-owned subsidiaries, Aiken Regional Medical Centers, LLC, a South Carolina limited liability company (“ARMC”), Temple Behavioral Healthcare Hospital, Inc. (“Temple”) a Texas corporation, Universal Health Services of Rancho Springs, Inc., a California corporation (“Inland Valley”) (ARMC, Temple, and Inland Valley are sometimes referred to herein as the “UHS Parties”; the term “UHS” as used herein shall be deemed to refer to the applicable subsidiary or subsidiaries of UHS, individually or collectively, where the context requires).

W I T N E S E T H:

WHEREAS, the Trust currently owns the real property described in Exhibit A hereto, which property constitutes the real property comprising Southwest Healthcare System- Inland Valley Campus (the “Trust Property”);

WHEREAS, the Trust Property was leased by the Trust, as lessor, to Inland Valley pursuant to that certain amended and restated lease dated July 21, 2006 (the “Inland Valley Lease”), which lease incorporates the terms and conditions of that certain Master Lease Document, General Terms and Conditions, dated December 24, 1986, by and among the Trust and certain wholly-owned subsidiaries of UHS (the “Master Lease”);

WHEREAS, the Inland Valley Lease terminates by its terms on December 31, 2021 and, pursuant to the Section 36.3 of the Master Lease, Inland Valley wishes to exercise its option to purchase the Trust Property at the fair market value thereof;

WHEREAS, UHS, through its subsidiaries, currently owns, the real property described in Exhibit B hereto (collectively, the “UHS Property”), which property consists of the real property comprising Aiken Regional Medical Center (the “ARMC Property”), owned by ARMC, and the real property comprising Canyon Creek Behavioral Health (the “Canyon Creek Property”), owned by Temple (the ARMC Property and the Canyon Creek Property are, collectively, the “UHS Property”);

WHEREAS, Trust would like to purchase the UHS Property at the fair market value thereof, and lease it back to each of ARMC and Temple, respectively;

WHEREAS, the fair market value of the Trust Property is $79,600,000 (independent appraised value), and the fair market value of the UHS Property is $82,439,069 comprised of $57,700,000  (independent appraised value) for the ARMC Property and $24,739,069 (equal to the construction cost) for the Canyon Creek Property;

WHEREAS, the Trust intends to structure the purchase and sale of the Trust Property herein contemplated as a like-kind exchange of property under the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended (the “IRC”);

NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Artictle I

PURCHASE AND SALE OF ASSETS

Section 1.1On December 31, 2021, or such other date as may be agreed to by the parties hereto (the “Closing Date”), subject to the terms and conditions of the Agreement (i) the Trust agrees to sell and convey to Inland Valley, and Inland Valley agrees to purchase from the Trust, insurable fee simple title to the Trust Property, free and clear of all liens and encumbrances except for Permitted Encumbrances (as hereinafter defined) at a purchase price payable by Inland Valley in the amount of $79,600,000 comprised of the transfer of the UHS Property to the Trust (the “UHS Consideration”).  Contemporaneously therewith, subject to the terms of this Agreement, UHS agrees to cause each of its subsidiaries ARMC and Temple to sell and convey to the Trust, and the Trust  agrees to purchase from each of ARMC and Temple, as applicable, insurable fee simple title to the UHS Property, free and clear of all liens and encumbrances except for Permitted Encumbrances at a purchase price payable by the Trust in the amount of $ 82,439,069 comprised of the transfer of the Trust Property and $ 2,839,069 in cash to UHS  (the “Trust Consideration”).  “Permitted Encumbrances” shall mean (a) liens, if any, for taxes, assessments and governmental charges not yet due and payable or delinquent, and (b) such other matters affecting the Trust Property or the UHS Property as the UHS Parties or the Trust may respectively approve.  On the Closing Date, the Trust shall deliver the cash portion of the Trust Consideration to UHS by check, wire transfer, or such other form of payment as may be mutually agreed upon by the parties hereto. The  sales and conveyances of the Trust Property and the UHS Property shall be effective as of 11:59:59 PM on the Closing Date.

Section 1.2On the Closing Date, (i) the Trust shall deliver (A) a duly executed and acknowledged special warranty deed conveying the Trust Property to Inland Valley, (B) assignment to Inland Valley of any Permits (as hereinafter defined) held by the Trust as owner of the Trust Property (collectively, the “Trust Deed”) and (C) a duly completed and executed statement meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2), certifying that the Trust is not a “foreign person” for purposes of Section 1445 of the IRC and (ii) UHS shall deliver the UHS Consideration to the Trust.  Contemporaneously therewith, UHS shall cause each of its subsidiaries, ARMC and Temple, to deliver (A) a duly executed and acknowledged special warranty deed to the applicable UHS Property to the Trust, (B) assignment to the Trust of any Permits held by such subsidiaries as owner of the UHS Property and (C) a duly completed and executed statement meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2), certifying that ARMC and Temple are not a “foreign person” for purposes of Section 1445 of the IRC and (ii) the Trust shall deliver the Trust Consideration to UHS.  “Permits” means all assignable permits, consents, approvals, franchises, leases, conditional use permits and other certificates, including certificates of occupancy or any other governmental approvals or authorizations necessary for the use and operation of the Trust Property and the UHS Property, respectively, as currently operated, and required to be held by the owner of the Trust Property or the UHS Property as the case may be, in accordance with the terms hereof.

Section 1.3The conveyance of the Trust Property and the UHS Property shall include the conveyance of all of the Trust’s and of UHS Parties’ respective right, title and interest in and to all Permits, warranties and Fixtures (as defined in the Master Lease) but shall not include any other furniture, equipment, inventory or other items of personal property owned by the Trust or the UHS Parties, as the case may be, and located or used in or in connection with the operation of Southwest Healthcare - Inland Valley Campus, Aiken Regional Medical Center or Canyon Creek Behavioral Health, respectively, or any Permits relating to the use of the Trust Property or the UHS Property, respectively, other than those required to be held by the owner of the Trust Property or the UHS Property, as the case may be, all of which are and shall remain the property of the Trust or the UHS Parties, as the case may be.

Section 1.4On the Closing Date, (i) ARMC and Temple shall enter into the Master Lease, in the form attached as Exhibit C, (ii) ARMC, as lessee, shall enter into lease for the ARMC Property (“ARMC Lease”) with the Trust, as lessor, in the form attached here to as Exhibit D, (iii) Temple, as lessee, shall enter a lease for the Canyon Creek Property ( “Temple Lease”) with the Trust, as lessor, in the form attached  hereto as Exhibit E, and (iv) UHS shall enter into the Guaranty of the ARMC Lease and the Temple Lease (collectively, the “Guaranty”), in the form attached hereto as Exhibit F.

Section 1.5As of the Closing Date, there shall be no adjustment of real or personal property taxes, assessments, water charges, ground rents, utilities or for premiums on existing insurance policies or any other items relating to the operation of the Trust Property or the UHS Property, it being understood by the parties that UHS and its subsidiaries, as lessee (i) under the Inland Valley Lease was obligated, and (ii) under the ARMC Lease and Canyon Creek Lease will be obligated, to pay the same under the terms of such leases.

Section 1.6On the Closing Date, the Trust and ARMC and Temple shall transfer title to the Trust Property and the UHS Property, respectively, in their present physical condition, subject to reasonable use, wear and tear between the date hereof and the Closing Date without any warranty whatsoever, express or implied, as to its condition or fitness for any particular purpose; and the Trust and UHS Parties hereby waive any warranty or assurance which may exist or be implied relating to the same.

Section 1.7The Trust intends to structure the purchases and sale of the Trust Property herein contemplated as a like-kind exchange of property under the provisions of Section 1031 of the IRC. UHS agrees to cooperate with the Trust, when requested, to structure these transactions in such a manner, including, without limitation, the execution of any documents reasonably requested by the Trust, including an amendment to the Agreement, if required, provided that such actions will not require the UHS Parties to incur any additional costs, liability or expense, and the UHS Parties are held harmless against any liability arising out of or relating to such like-kind exchange, or any challenge to or failure of the transactions contemplated hereunder to qualify for such treatment.  The conclusion of such like-kind exchange shall not be a condition precedent to the conclusion of the transactions contemplated by this Agreement.

Artictle II

CLOSING

Section 2.1The closing shall be held at the offices of the Trust on the Closing Date or at such other place and at such other time as shall be mutually agreed upon by the parties.

Artictle III

CONDITIONS TO THE OBLIGATION OF THE TRUST TO CLOSE

The obligations of the Trust hereunder are subject to the conditions set forth in this Article III.

Section 3.1As of the Closing Date, (a) the UHS Property shall be transferred to the Trust in consideration of the Trust Consideration; (b) ARMC and Temple shall enter into the Master Lease, the ARMC Lease and the Temple Lease, respectively, in accordance with the terms and conditions of this Agreement, (c) UHS shall enter into the Guaranty, (d) the Trust Property shall be transferred to Inland Valley in consideration of the UHS Consideration and (e) the representations and warranties made in this Agreement and in any certificates delivered pursuant hereto by the UHS Parties shall be true and correct on and as of the Closing Date and all the covenants made by the UHS Parties herein shall have been complied with on or prior to the Closing Date, and the Trust and UHS, respectively, shall each have received a certificate, dated the Closing Date, of an executive officer of the UHS Parties to that effect.

Section 3.2All proceedings in connection with the transactions contemplated herein and all documents and certificates incident thereto shall be satisfactory in form and substance to the Trust.  The Trust shall have received such other documents and certificates incident to the transaction as the Trust shall reasonably request.

Artictle IV

CONDITIONS TO THE OBLIGATION OF THE UHS PARTIES TO CLOSE

The obligations of the UHS Parties hereunder are subject to the conditions set forth in this Article IV.

Section 4.1As of the Closing Date, (a) the Trust Property shall be transferred to Inland Valley in consideration of the UHS Consideration, (b) the UHS Property shall be transferred to the Trust in consideration of the Trust Consideration; (c) the Trust shall have entered into the Master Lease and the ARMC Lease and the Temple Lease, with ARMC and Temple respectively, in accordance with the terms and conditions of this Agreement, and (d) the representations and warranties made in the Agreement and in any certificates delivered pursuant hereto by the Trust shall be true and correct on and as of the Closing Date and all the covenants made by the Trust herein shall have been complied with on or prior to the Closing Date, and the UHS Parties shall have received a certificate, dated the Closing Date, of an executive officer of the Trust to that effect.

Section 4.2Inland Valley and UHS, as guarantor under the Inland Valley Lease, shall remain liable for all rents or other sums to be paid by Inland Valley under the Inland Valley Lease for the period up to the Closing Date and for all obligations surviving termination of the Lease in accordance with its terms.

Section 4.3All trust and other proceedings in connection with the transactions contemplated herein and all documents and certificates incident thereto shall be satisfactory in form and substance to the UHS Parties.  The UHS Parties shall have received such other documents and certificates incident to the transaction as the UHS Parties shall reasonably request.

Artictle V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES

Section 5.1To induce the UHS Parties to acquire the Trust Property and transfer the UHS Property and enter into the ARMC Lease and the Temple Lease, the Trust represents and warrants to and agrees with the UHS Parties as to itself or the Trust Property, as follows:

Section 5.1.1The Trust is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland with full power, authority and legal right to execute and deliver, and to perform and observe the provisions of the Agreement and all other instruments provided for herein to which it is a party and to carry out the transactions contemplated hereby.

Section 5.1.2This Agreement has been, and on the Closing Date all other Documents (as hereinafter defined) to be delivered pursuant to this Agreement on or before the Closing Date will have been, duly authorized, executed and delivered by the Trust, as required, and constitute the valid and binding agreements of the Trust, enforceable in accordance with their terms except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  For the purposes hereof, “Documents” shall include this Agreement, the deed to the Trust Property, the assignment of the Permits and warranties relating to the Trust Property, the Master Lease, ARMC Lease and the Temple Lease, and any notes, mortgages or deeds of trust or other agreements entered into by the Trust pursuant to the terms hereof.

Section 5.1.3The Trust is a solvent entity and (a) has filed all tax returns which are required to be filed by it and (b) is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other governmental authority to which it may be subject which would, in each case or in the aggregate, materially and adversely affect the transactions contemplated hereby.

Section 5.1.4No material consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission is required for the due execution, delivery or performance of this Agreement or any of the other

Documents by the Trust, or for the validity or enforceability thereof against the Trust (except those, if any, already obtained), or for the payment of any amounts by the Trust thereunder other than the recording or filing for recordation of the deed of the Trust Property, or to carry out the transactions contemplated in this Agreement or the other Documents.

Section 5.1.5There are no actions, proceedings or investigations pending or, to the best knowledge of the executive officers of the Trust, threatened against the Trust, before or by any court, arbitrator, administrative agency or other governmental authority which are expected, in its reasonable judgment, to materially and adversely affect its financial condition or operations, or its ability to carry out the transactions contemplated in this Agreement.

Section 5.1.6The execution and delivery of this Agreement and the Documents, compliance with the provisions thereof and the consummation of the transactions therein contemplated by the Trust, will not result in (1) any material breach or violation of (i) any material law or governmental rule or regulation applicable to the Trust now in effect, (ii) any provision of the Declaration of Trust or by-laws of the Trust, (iii) any judgment, order or decree of any court, arbitrator, administrative agency or other governmental authority binding upon the Trust, (iv) any material agreement or instrument to which the Trust is a party or by which it or the Trust Property is bound, or (2) the creation of any material lien, claim or encumbrance (other than the Permitted Encumbrances) upon the Trust Property.

Section 5.1.7Subject to the responsibility of Inland Valley pursuant to the terms of the Inland Valley Lease, the Trust unconditionally and irrevocably indemnifies and agrees to defend and hold harmless Inland Valley from and against any and all material damage, liability, loss, cost or expense, including, without limitation, costs and reasonable legal fees arising from (A) the placing of any lien, mortgage or other encumbrance on the Trust Property in connection with any claim asserted against the Trust; or (B) the failure of any of the Documents to be valid, binding and enforceable in accordance with the terms thereof against the Trust.

Section 5.2To induce the Trust to sell the Trust Property, the UHS Parties represent and warrant to and agrees with the Trust as follows:

Section 5.2.1Each of UHS, Inland Valley, ARMC and Temple is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement and all other instruments provided for herein to which it is a party and to carry out the transactions contemplated hereby.

Section 5.2.2This Agreement has been, and on the Closing Date all other Documents to be delivered pursuant to this Agreement on or before the Closing Date will have been, duly authorized, executed and delivered by the UHS Parties, as required, and constitute the valid and binding agreements of the UHS Parties, enforceable in accordance with their terms except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  For the purposes hereof, “Documents” shall include this Agreement, the deeds to the UHS Property, the assignment of the Permits and warranties relating to the UHS Property, the Master Lease, ARMC Lease and the Temple Lease, the Guaranty and any notes, mortgages or deeds of trust or other agreements entered into by the Trust pursuant to the terms hereof

Section 5.2.3Each of the UHS Parties is a solvent entity and (a) has filed all tax returns which are required to be filed by it and (b) is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other governmental authority to which it may be subject which would, in each case or in the aggregate, materially and adversely affect the transactions contemplated hereby.

Section 5.2.4No material consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission is required for the due execution, delivery or performance of this Agreement or any of the other Documents by the UHS Parties, or for the validity or enforceability thereof against the UHS Parties (except those, if any, already obtained), or for the payment of any amounts by the UHS Parties thereunder other than the recording or filing for recordation of the deed or other transfer documents relating to the UHS Property, or to carry out the transactions contemplated in this Agreement or the other Documents.

Section 5.2.5There are no actions, proceedings or investigations pending or, to the best knowledge of the executive officers of the UHS Parties, threatened against the UHS Parties, before or by any court, arbitrator, administrative agency or other governmental authority which are expected, in its reasonable judgment, to materially and adversely affect its financial condition or operations, or its ability to carry out the transactions contemplated in this Agreement.

Section 5.2.6The execution and delivery of this Agreement and the Documents, compliance with the provisions thereof and the consummation of the transactions therein contemplated by the UHS Parties, will not result in (1) any material breach or violation of (i) any material law or governmental rule or regulation applicable to the UHS Parties now in effect, (ii) any provision of the certificate of incorporation, operating agreement or by-laws of the UHS Parties, (iii) any judgment, order or decree of any court, arbitrator, administrative agency or other governmental authority binding upon the UHS Parties, (iv) any material agreement or instrument to which the UHS Parties is a party or by which it or the UHS Property is bound, or (2) the creation of any material lien, claim or encumbrance (other than the Permitted Encumbrances) upon the UHS Property, or (3) a revocation, withdrawal, termination, or limitation on any license, consent, certificate of need, approval, eligibility or program described in Section 5.2.9.

Section 5.2.7Except as stated on Exhibit G, to the knowledge of the UHS Parties:

(i)the UHS Parties has not received any notice of any actual or claimed violation of any applicable municipal, county, state or Federal laws, regulations, ordinances, standards or orders or any municipal, health, building and zoning laws and regulations (including, without limitation, the fire safety code) where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the UHS Property as it is presently being operated;

(ii)to the best knowledge of the UHS Parties, there are no outstanding deficiencies or work orders of which it has received notice from any authority having jurisdiction over the UHS Property requiring conformity to any applicable statute, regulation, ordinance or bylaw pertaining to the type of facility presently being operated on the UHS Property, including but not limited to the Medicare and Medicaid Programs; and

(iii)the UHS Parties are not aware of any notice of any claim, requirement or demand of any licensing or certifying agency supervising or having authority over the UHS Property or otherwise to rework or redesign it so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof.

(iv)ARMC is the sole equitable and legal owner of the ARMC Property and possesses good, marketable and insurable, indefeasible fee simple title thereto, free and clear of all encumbrances other than Permitted Encumbrances and  [Temple] is the sole equitable and legal owner of the  Canyon Creek Property and possesses good, marketable and insurable, indefeasible fee simple title thereto, free and clear of all encumbrances other than Permitted Encumbrances.  The UHS Property constitutes all of the real property occupied or operated by the UHS Parties in connection with the operation of Aiken Regional Medical Center and Creek Behavioral Health Hospital and no easement or other access right is required to utilize the UHS Property in the ordinary course of business consistent with past practice.  No portion of the UHS Property is subject to any pending or threatened condemnation or other similar proceeding by any governmental entity.  All buildings, structures, and other improvements included within the UHS Property are in good operating condition and repair, subject to normal wear and tear, and are usable in the manner currently operated, and no material maintenance, repair or replacement thereof has knowingly been deferred; and (ii) the use and operation of the UHS Property in the manner currently operated is lawful and in compliance in all material respects with all applicable laws.  There are no outstanding options or rights of first refusal to purchase any portion of the UHS Property or any interest therein.  There are no easements, covenants or restrictions which affect the UHS Property or which would be shown on a current ALTA survey of the UHS Property (a “Survey”) and would interfere with the use of the UHS Property as currently used or which are violated by the existing improvements or existing use of the UHS Property.  There are no judgments, liens for unpaid franchise taxes of any corporation in the chain of title to the UHS Property or liens or estate, inheritance or similar taxes of any person in the chain of title.  There are no encroachments or variations between record lines and the current state of the UHS Property which would be shown on a Survey.  Each of the UHS Parties unconditionally and irrevocably indemnifies and agrees to defend and hold harmless the Trust from and against any and all material damage, liability, loss, cost or expense, including, without limitation, costs and reasonable legal fees arising from the failure of the representations made by any UHS Party under this Section 5.2.7(iv) to be true.

Section 5.2.8Each of the UHS Parties unconditionally and irrevocably indemnifies and agrees to defend and hold harmless the Trust from and against any and all material damage, liability, loss, cost or expense, including, without limitation, costs and reasonable legal fees arising from (A) the placing of any lien, mortgage or other encumbrance on the UHS Property in connection with any claim asserted against the Trust; or (B) the failure of any of the Documents to be valid, binding and enforceable in accordance with the terms thereof against the UHS Parties.

Section 5.2.9The UHS Property is duly and properly licensed under all applicable federal, state and local laws, ordinances and regulations and in conformance with all insurance requirements, and holds all other consents, certificates of need and approvals issued, and has satisfied all eligibility and other similar requirements imposed, by hospital, health or similar regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, or that relate to private or governmental programs for the reimbursement or payment of health care costs.  There is no action pending or, to the best of the UHS Parties’ knowledge, recommended or threatened by the appropriate state or Federal agency having jurisdiction thereof, either to revoke, withdraw or suspend any license to operate the UHS Property nor is there any decision or threat not to renew any provider agreement related to the UHS Property, or any action of any other type which would have a material adverse effect on the UHS Property, its operations or business.

Artictle VI

MISCELLANEOUS

Section 6.1Except as otherwise provided by the same, all agreements, representations and warranties made by the Trust and the UHS Parties herein and in all certificates and other instruments delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of three years from the Closing Date.

Section 6.2All notices, demands and other communications hereunder shall be in writing and delivered, telegraphed or mailed (by first class registered or certified mail, postage prepaid or by overnight courier service) addressed as follows:

(a)	If to the Trust: Universal Health Realty Income Trust Universal Corporate Center 367 South Gulph Road King of Prussia, PA 19406 Attention: Cheryl Ramagano, Vice President and Treasurer

(b)

if to the UHS Parties:
Universal Health Services, Inc.
Universal Corporate Center
367 South Gulph Road
King of Prussia, PA 19406
Attention:  Steve Filton, Executive Vice President and Chief Financial Officer

or to such other address as may hereafter be designated by any party for such other purpose, and shall be effective upon receipt if hand delivered or delivered by overnight courier or upon the expiration of the fifth business day after the day of mailing.

Section 6.3This Agreement shall be binding upon the Trust and the UHS Parties, and their respective successors and assigns.  The rights and obligations of any party hereto under this Agreement may not be assigned by any party hereto without the prior written consent of each of the parties hereto.

Section 6.4This Agreement, together with the other Documents, the Exhibits hereto and such other documents as are referred to herein, constitute the entire agreement of the parties in respect of the subject matter described herein, and may not be changed or modified except by an agreement in writing signed by the parties.

Section 6.5This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

Section 6.6In the event any provision of this Agreement is deemed to be invalid, illegal or unenforceable, the remainder of the Agreement shall be valid and enforceable.

Section 6.7If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action in addition to any other relief to which it or they may be entitled.

Section 6.8THE DECLARATION OF TRUST ESTABLISHING UNIVERSAL HEALTH REALTY INCOME TRUST, FILED AUGUST 6, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME “UNIVERSAL HEALTH REALTY INCOME TRUST,” REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE TRUST.  ALL PERSONS DEALING WITH THE TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Section 6.9All costs and expenses of consummating the transactions contemplated by this Agreement shall be paid for by the UHS Parties.  The costs and expenses payable by the UHS Parties shall include, but not be limited to, (i) all taxes, including, without limitation, documentary transfer taxes, documentary stamp taxes, mortgage taxes, intangible taxes, sales and similar taxes applicable to the transactions contemplated herein together with interest and penalties, if any, thereon, but excluding any income taxes of the Trust, (ii) all legal fees and disbursements of counsel to the UHS Parties incurred in connection with the preparation of this Agreement and the transactions contemplated hereby and (iii) all costs and charges related to recording fees.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written by their respective duly authorized officers.

UNIVERSAL HEALTH REALTY
INCOME TRUST

By:	/s/ Cheryl K. Ramagano______________ Cheryl K. Ramagano, Vice President and Treasurer

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Steve Filton______________________ Steve Filton, Executive Vice President and Chief Financial Officer

UNIVERSAL HEALTH SERVICES OF
RANCHO SPRINGS, INC.

By:	/s/ Steve Filton______________________ Steve Filton, Vice President

AIKEN REGIONAL MEDICAL CENTERS LLC

By: UNIVERSAL HEALTH SERVICES, INC., its sole member

By:	/s/ Steve Filton______________________ Steve Filton, Executive Vice President and Chief Financial Officer

TEMPLE BEHAVIORAL HEALTHCARE HOSPITAL, INC.

By:	/s/ Steve Filton______________________ Steve Filton, Vice President

Exhibit A

SOUTHWEST HEALTHCARE SYSTEM – INLAND VALLEY CAMPUS

Exhibit B

AIKEN REGIONAL MEDICAL CENTERS

CANYON CREEK BEHAVIORAL HEALTH

Exhibit C

MASTER LEASE

Exhibit D

ARMC LEASE

Exhibit E

TEMPLE LEASE

Exhibit F

GUARANTY

Exhibit G

UHS REPRESENTATION, WARRANTY AND COVENANT EXCEPTIONS
(Section 5.27)